Exhibit 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP. ANNOUNCES

ITS CLOSURE OF SECURITIES INVESTMENT ACTIVITIES

TO FOCUS ON AUTOMOBILE FINANCE OPERATIONS

Newport Beach, California – March 30, 2006 - United PanAm Financial Corp. (Nasdaq:UPFC) today announced that it is discontinuing its operations related to investment activities.

“We discontinued the securities investment activities to solely focus on the automobile finance operations and provide additional transparency to investors regarding the actual returns of the automobile finance operations.” said Ray Thousand, President and CEO.

UPFC has sold its investment securities and satisfied all repurchase agreements. Capital released from this operation will be used for general corporate purposes.

UPFC is a specialty finance company engaged in non-prime automobile finance, which includes the purchasing, warehousing, securitizing and servicing of automobile contracts originated by independent and franchised dealers of used automobiles. UPFC conducts its automobile finance business through its wholly-owned subsidiary, United Auto Credit Corporation, with 110 branch offices in 31 states as of February 28, 2006.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as our recent shift of the funding source of our business; our dependence on securitizations; our need for substantial liquidity to run our business; loans we made to credit-impaired borrowers; reliance on operational systems and controls and key employees; competitive pressures which we face; rapid growth of our business; fluctuations in market rates of interest; general economic conditions; the effects of accounting changes; and other risks, certain of which are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.